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                          STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                           ARTICLES OF AMENDMENT

                         Pursuant to Section 33-10-106 of the 1976 South
Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.       The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS
COMPANY.

2.       On                    , the corporation adopted the
following Amendment(s) of its Articles of Incorporation:

                              NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

         (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 659,276 itemized as follows:

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


                  Class                              Series                 No. of Shares

      Cumulative Preferred Stock ($50 par value)      4.50%                    1,600
      Cumulative Preferred Stock ($50 par value)      4.60%                       87
      Cumulative Preferred Stock ($50 par value)      4.60% (Series A)         2,158
      Cumulative Preferred Stock ($50 par value)      4.60% (Series B)         6,800
      Cumulative Preferred Stock ($50 par value)      5.125%                   1,000
      Cumulative Preferred Stock ($100 par value)     7.70%                   84,000
      Cumulative Preferred Stock ($100 par value)     8.12%                  118,812
      Cumulative Preferred Stock ($50 par value)      9.40%                  176,751
      Cumulative Preferred Stock ($50 par value)      8.72%                   64,000
      Cumulative Preferred Stock ($50 par value)      6.00%                    6,400
      Cumulative Preferred Stock ($100 par value)     8.40%                  197,668

      (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,665,850, itemized as follows:

                  Class                            Series           No. of Shares

      Cumulative Preferred Stock ($50 par value)      5%                125,209
                  ""   "    "                         4.60%                   0
                  ""   "    "                         4.50%              14,400
                  ""   "    "                         4.60% (Series A)   21,894
                  ""   "    "                         5.125%             70,000
                  ""   "    "                         4.60% (Series B)   64,600
                  ""   "    "                         6%                 73,600
                  ""   "    "                         9.40%                  0
                  ""   "    ($100 par value)          8.12%                  0
                  ""   "    "                         7.70%                  0
                  ""   "    "                         8.40%                  0
                  ""   "     ($50 par value)          8.72%                  0
                  ""         ($100 par value)         6.52%              1,000,000

      Common Stock ($4.50 par value)------                              40,296,147


      (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $299,817,811.50.


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      (d)   The number of shares which the corporation has authority to issue after giving effect to such cancellation is 56,459,703, itemized as follows:

                  Class                            Series           No. of Shares

      Cumulative Preferred Stock ($50 par value)      5%                125,209
                  ""   "    "                         4.60%0
                  ""   "    "                         4.50%               14,400
                  ""   "    "                         4.60% (Series A)    21,894
                  ""   "    "                         5.125%              70,000
                  ""   "    "                         4.60% (Series B)    64,600
                  ""   "    "                         6%                  73,600
                  ""   "    "                         9.40%                    0
                  ""   "    ($100 par value)          8.12%                    0
                  ""   "    "                         7.70%                    0
                  ""   "    "                         8.40%                    0
                  ""   "    ($50 par value)           8.72%                    0
                  ""   "    ($100 par value)          6.52%            1,000,000


      Serial Preferred Stock  ($50 par value)  (1 vote)    ----          640,000
      Serial Preferred Stock  ($100 par value) (1 vote)    ----        1,750,000
      Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----        2,000,000
      Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----          700,000
      Common Stock  ($4.50 par value)----                             50,000,000
                                                                       56,459,70
             __
4.    (a)   |__|  Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of     Number of       Number of Votes   Number of Undisputed
Voting Outstanding   Votes Entitled   Represented at     Shares Voted
Group    Shares       to be Cast       the meeting       For     Against


             __
      (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):

                                   SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  April 9, 1998                  By:   s/Lynn M. Williams
                                                Secretary


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